Exhibit 99.1

Jamf Announces First Quarter 2021 Financial Results

•	Q1 total revenue grew 34% year-over-year to $81.2 million
•	Q1 recurring revenue grew 37% year-over-year to $74.9 million
•	ARR grew 37% year-over-year to $308.0 million as of March 31, 2021

MINNEAPOLIS, MN – May 11, 2021 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights:

•	ARR: ARR increased 37% year-over-year to $308.0 million as of March 31, 2021.
•	Revenue: Total revenue was $81.2 million, an increase of 34% year-over-year. Recurring revenue was $74.9 million, an increase of 37% year-over-year.
•

Gross Profit: GAAP gross profit was $63.9 million, or 79% of total revenue, compared to $45.4 million, or 75% of total revenue, in the first quarter of 2020. Non-GAAP Gross Profit was $67.1 million, or 83% of total revenue, compared to $48.1 million, or 80% of total revenue, in the first quarter of 2020.

•

Operating Loss/Income: GAAP operating loss was $2.8 million, compared to $6.5 million in the first quarter of 2020. Non-GAAP Operating Income was $9.3 million, or 11% of total revenue, compared to $4.3 million, or 7% of total revenue, in the first quarter of 2020.

•

Cash Flow: Cash flow provided by operations was $4.0 million, compared to cash flow used by operations of $7.4 million in the first quarter of 2020. Unlevered free cash flow was $0.8 million, compared to ($2.1) million in the first quarter of 2020.

A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains reconciliations of these non-GAAP financial measures.

“We experienced strong momentum and balanced growth across our business in the first quarter as current trends in mobile work, education technology and digital health continued to strengthen our value proposition to customers as well as our business results,” said Dean Hager, CEO of Jamf. “The year is off to a great start, and with the strategic acquisition of Wandera, we will enhance our leadership position in security with a uniquely comprehensive platform, including advanced security solutions like zero trust network access. We are excited to round out our offering to provide customers an Apple-first enterprise solution that connects, manages and protects all Apple devices, data and users.”

Recent Business Highlights:

•	Announced the acquisition of Wandera, a leader in zero trust cloud security and access for mobile devices, extending our leadership in Apple Enterprise Management.
•	Completed the acquisition of the assets of cmdSecurity, a suite of security and compliance tools purpose-built for macOS, extending the security capabilities of our platform.
•	Completed the first quarter with 21.8 million Apple devices on our platform and more than 50,000 customers.
•	Enhanced security capabilities with extended workflows in the Microsoft security ecosystem and expanded application titles for automated application lifecycle workflows.
•

Expanded education capabilities with classroom management for Mac in the Jamf Teacher app and an Android version of the Jamf Parent app, empowering both teachers and parents with management control over all school-issued Apple devices.

•	Announced same-day compatibility and key feature support across its product portfolio for Apple’s spring releases, including iOS 14.5, iPadOS 14.5, macOS 11.3 and tvOS 14.5.
•	Ranked #22 in the 2021 Fortune Best Workplaces in TechnologyTM, Jamf’s first time being named to this prestigious list.

•	Jamf Pro ranked #1 in 23 categories in the Spring 2021 G2 reports, the world’s largest tech marketplace that ranks software and services based on customer reviews.

Financial Outlook:

For the second quarter of fiscal year 2021, excluding Wandera, the company currently expects:

•	Total revenue of $82 to $84 million
•	Non-GAAP Operating Income of $5.5 to $6.5 million

For the full year 2021, excluding Wandera, the company currently expects:

•	Total revenue of $335 to $341 million
•	Non-GAAP Operating Income of $27.5 to $31.5 million

We expect the Wandera acquisition to close in the third quarter of 2021, subject to customary closing conditions. Provided that the Wandera acquisition closes as expected in the third quarter of 2021, we expect Wandera to contribute an additional $9 to $11 million of revenue for the full year 2021.

•	This amount assumes an acquisition close date of early in the third quarter of 2021 and is subject to change.
•	This amount reflects the impact of our initial purchase price accounting analysis and is subject to change.

To assist with modeling, for the second quarter of 2021 and full year 2021 amortization is expected to be approximately $8.5 million and $33.9 million, respectively. In addition, for the second quarter of 2021 and full year 2021 stock-based compensation and related payroll taxes is expected to be approximately $5.6 million and $55.7 million, respectively. These amounts exclude any impact of the Wandera acquisition.

Jamf is not providing a quantitative reconciliation of forward-looking guidance of Non-GAAP Operating Income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, costs associated with our secondary offering, amortization and stock-based compensation. Accordingly, a reconciliation for forward-looking Non-GAAP Operating Income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated Non-GAAP Operating Income.

Conference Call Information:

Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on May 11, 2021. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.

The webcast will be accessible on Jamf’s investor relations website at https://ir.jamf.com. A telephonic replay of the conference call will be available through Thursday, May 18, 2021. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 7284453#.

Non-GAAP Financial Measures:

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income, Non-GAAP Operating Income Margin, Non-GAAP Net Income, Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, costs associated with our secondary offering, foreign currency transaction loss, payroll taxes related to stock-based compensation and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the company's management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events statements about the potential benefits of the acquisition, possible or assumed business strategies, potential growth opportunities, and the potential value creation as a result of combined offerings. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the ability of Jamf and Wandera to close the announced transaction; the ability of Jamf to realize the potential benefits of the acquisition of Wandera; the possibility that the closing of the transaction may be delayed; other risks related to Jam’s integration of Wandera’s business, team, and technology, the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; the impact of reputational harm if users perceive our products as the cause of device failure; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to meet service-level commitments under our subscription agreements; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with potential acquisitions and divestitures, including, but not limited to, disruptions to ongoing operations; diversions of management from day-to-day responsibilities; adverse impacts on our financial condition; failure of an acquired business to further our strategy; uncertainty of synergies; personnel issues; resulting lawsuits and issues unidentified in diligence processes; our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; our ability to develop and expand our marketing and sales capabilities; the risks associated with sales to new and existing enterprise customers; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; the impact of any catastrophic events; the impact of global economic conditions; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of interruptions or performance problems associated with our technology or infrastructure; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; and the risks associated with our use of open source software in our products.

Additional information concerning these and other factors can be found in the company's filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect Jamf’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Jamf

Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.

Investor Contact:

Jennifer Gaumond

ir@jamf.com

Media Contact:

Rachel Nauen

media@jamf.com

Jamf Holding Corp.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$196,190	$194,868
Trade accounts receivable, net of allowances of $603 and $530	75,882	69,056
Income taxes receivable	632	632
Deferred contract costs	11,155	9,959
Prepaid expenses	15,009	13,283
Other current assets	2,325	1,113
Total current assets	301,193	288,911

Equipment and leasehold improvements, net	16,965	12,755
Goodwill	541,850	541,480
Other intangible assets, net	197,504	202,878
Deferred contract costs	28,774	26,770
Other assets	28,898	5,359

Total assets	$1,115,184	$1,078,153

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$5,744	$6,967
Accrued liabilities	28,131	31,574
Income taxes payable	1,153	713
Deferred revenues	167,868	160,443
Total current liabilities	202,896	199,697

Deferred revenues, noncurrent	53,711	45,507
Deferred tax liability, net	5,475	6,422
Other liabilities	33,839	11,046
Total liabilities	295,921	262,672

Commitments and contingencies

Stockholders' equity:
Preferred stock	—	—
Common stock	118	117
Additional paid-in capital	909,966	903,116
Accumulated deficit	(90,821)	(87,752)
Total stockholders' equity	819,263	815,481

Total liabilities and stockholders' equity	$1,115,184	$1,078,153

Jamf Holding Corp.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020

Revenue:
Subscription	$74,923	$54,618
Services	4,003	4,010
License	2,242	1,762
Total revenue	81,168	60,390

Cost of revenue:
Cost of subscription(1) (exclusive of amortization expense shown below)	12,014	9,248
Cost of services(1) (exclusive of amortization expense shown below)	2,465	3,086
Amortization expense	2,777	2,677
Total cost of revenue	17,256	15,011

Gross profit	63,912	45,379

Operating expenses:
Sales and marketing(1)	29,332	22,282
Research and development(1)	15,626	12,617
General and administrative(1)	16,105	11,289
Amortization expense	5,627	5,674
Total operating expenses	66,690	51,862

Loss from operations	(2,778)	(6,483)

Interest expense, net	(55)	(4,778)
Foreign currency transaction loss	(171)	(304)
Other income, net	—	55
Loss before income tax (provision) benefit	(3,004)	(11,510)

Income tax (provision) benefit	(65)	3,220

Net loss	$(3,069)	$(8,290)

Net loss per share, basic and diluted	$(0.03)	$(0.08)

Weighted-average shares used to compute net loss per share, basic and diluted	117,386,322	102,860,545

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2021	2020
Cost of revenue:
Subscription	$324	$38
Services	77	—
Sales and marketing	842	111
Research and development	778	157
General and administrative	811	505
	$2,832	$811

Jamf Holding Corp.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(3,069)	$(8,290)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	9,784	9,586
Amortization of deferred contract costs	3,296	2,090
Amortization of debt issuance costs	69	279
Non-cash lease expense	1,267	—
Provision for bad debt expense and returns	159	240
Share-based compensation	2,832	811
Deferred tax benefit	(758)	(2,564)
Adjustment to contingent consideration	300	—
Other	62	10
Changes in operating assets and liabilities:
Trade accounts receivable	(7,066)	220
Income tax receivable/payable	463	(789)
Prepaid expenses and other assets	(3,317)	(2,255)
Deferred contract costs	(6,496)	(4,788)
Accounts payable	(1,191)	(1,989)
Accrued liabilities	(7,694)	(4,928)
Deferred revenue	15,472	5,025
Other liabilities	(90)	(13)
Net cash provided by (used in) operating activities	4,023	(7,355)

Cash flows from investing activities
Acquisition, net of cash acquired	(3,041)	—
Purchases of equipment and leasehold improvements	(3,290)	(1,039)
Proceeds from sale of equipment and leasehold improvements	12	—
Net cash used in investing activities	(6,319)	(1,039)

Cash flows from financing activities
Cash paid for offering costs	—	(1,465)
Proceeds from the exercise of stock options	4,019	103
Net cash provided by (used in) financing activities	4,019	(1,362)

Effect of exchange rate changes on cash and cash equivalents	(401)	—

Net increase (decrease) in cash and cash equivalents	1,322	(9,756)

Cash and cash equivalents, beginning of period	194,868	32,433

Cash and cash equivalents, end of period	$196,190	$22,677

Jamf Holding Corp.

Supplemental Financial Information

Disaggregated Revenues

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020

SaaS subscription and support and maintenance	$66,669	$50,078
On-premise subscription	8,254	4,540
Subscription revenue	74,923	54,618

Professional services	4,003	4,010
Perpetual licenses	2,242	1,762
Non-subscription revenue	6,245	5,772
Total revenue	$81,168	$60,390

Jamf Holding Corp.

Supplemental Financial Information

Reconciliation of GAAP to non-GAAP Financial Data

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses	$66,690	$51,862
Amortization expense	(5,627)	(5,674)
Stock-based compensation	(2,431)	(773)
Acquisition-related expense	(110)	(1,600)
Acquisition-related earnout	(300)	—
Payroll taxes related to stock-based compensation	(395)	—
Non-GAAP Operating Expenses	$57,827	$43,815

	Three Months Ended March 31,
	2021	2020
Gross profit	$63,912	$45,379
Amortization expense	2,777	2,677
Stock-based compensation	401	38
Non-GAAP Gross Profit	$67,090	$48,094
Non-GAAP Gross Profit Margin	83%	80%

	Three Months Ended March 31,
	2021	2020
Operating loss	$(2,778)	$(6,483)
Amortization expense	8,404	8,351
Stock-based compensation	2,832	811
Acquisition-related expense	110	1,600
Acquisition-related earnout	300	—
Payroll taxes related to stock-based compensation	395	—
Non-GAAP Operating Income	$9,263	$4,279
Non-GAAP Operating Income Margin	11%	7%

	Three Months Ended March 31,
	2021	2020
Net loss	$(3,069)	$(8,290)
Amortization expense	8,404	8,351
Stock-based compensation	2,832	811
Foreign currency transaction loss	171	304
Acquisition-related expense	110	1,600
Acquisition-related earnout	300	—
Payroll taxes related to stock-based compensation	395	—
Discrete tax items	49	(318)
Provision (benefit) for income taxes(1)	66	(2,703)
Non-GAAP Net Income (Loss)	$9,258	$(245)
Net loss per share:
Basic	$(0.03)	$(0.08)
Diluted	$(0.03)	$(0.08)
Weighted-average shares used in computing net loss per share:
Basic	117,386,322	102,860,545
Diluted	117,386,322	102,860,545
Non-GAAP Net Income (Loss) per Share:
Basic	$0.08	$(0.00)
Diluted	$0.08	$(0.00)
Weighted-average shares used in computing Non-GAAP Net Income (Loss) per Share:
Basic	117,386,322	102,860,545
Diluted	120,458,105	102,860,545

(1) In the first quarter of 2020, the related tax effects of the adjustments to Non-GAAP Net Income (Loss) were calculated using the respective statutory tax rate for applicable jurisdictions, which was not materially different from our annual effective tax rate for full year 2020 of approximately 25%. In the first quarter of 2021, our annual effective tax rate was impacted by changes in the domestic valuation allowance. Therefore, we used the annual effective tax rate of (0.5)% in the first quarter of 2021 as this rate was materially different than our statutory rate.

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$4,023	$(7,355)
Add:
Cash paid for interest	3	4,734
Cash paid for acquisition-related expense	61	1,600
Less:
Purchases of equipment and leasehold improvements	(3,290)	(1,039)
Unlevered free cash flow	$797	$(2,060)
Unlevered free cash flow margin	1%	-3%